                                                                     Exhibit 4.2
                                                                     -----------

                               BRUSH WELLMAN INC.
                         KEY EMPLOYEE SHARE OPTION PLAN

                                OPTION AGREEMENT

         1. Pursuant to the Brush Wellman Inc. Key Employee Share Option Plan, as amended from time to time (the "Plan"), the terms of which are incorporated by reference into this Agreement, an Option is hereby granted to the Participant to purchase from Brush Wellman Inc. (the "Corporation") the Designated Property identified below at the Exercise Price set forth below:

                  NAME OF PARTICIPANT:       [PARTICIPANT NAME]

                  KESOP OPTION NUMBER:       [ADMINISTRATIVE IDENTIFYING NO.]

                  DESIGNATED PROPERTY:       [NAME OF MUTUAL FUND]

                  NUMBER OF SHARES OF
                  DESIGNATED PROPERTY:       [NUMBER OF SHARES]

                       EXERCISE PRICE:       $______ [25% of FMV AT GRANT DATE]

                           GRANT DATE:       [GRANT DATE]

         2. The rights of the Participant or any other person entitled to exercise the Option are governed by the terms and provisions of the Plan. All initial capitalized terms used herein and not otherwise defined herein have the meaning set forth in the Plan.

         3. The Option may be exercised only by the Participant, the Participant's Beneficiary, or the Participant's permitted assignee pursuant to the Plan. The Option cannot otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment, or similar process, and any such attempted action is void.

         4. Written notice of an election to exercise the Option, enclosing this Agreement, shall be (a) delivered to the Committee at the following address, or
(b) mailed (by certified mail, postage prepaid) to the Committee at the following address:

                                [CONTACT PERSON]
                                    [ADDRESS]

         5. Payment of the Exercise Price shall be made by certified check (or other form of payment acceptable to the Corporation) concurrent with notification to the Committee of exercise of the Option, and the Participant must satisfy all federal, state, local, foreign, and other withholding tax requirements in any manner permitted under the Plan.

         6. Except as otherwise provided in the Plan, the Option may be exercised at any time during the period beginning on the 184th day after the Grant Date and ending on the earliest of: (a) the third anniversary of the date of the Participant's Termination of Employment, (b) the first anniversary of the date of the Participant's death, or (c) the fifteenth anniversary of the Grant Date. To the extent, however, that exercise of the Option would or may result in compensation that would not be deductible to the Corporation because of the limitations of Internal Revenue Code Section 162(m) and as hereafter amended or otherwise modified, as determined by the Committee, exercise of the Option shall be limited in such manner as the Committee shall determine or shall be conditioned upon such agreement by the Participant as Committee shall determine.

         7. Neither the Participant, a Beneficiary, nor any permitted assignee shall be, or shall have any of the rights and privileges of, a stockholder with respect to any Designated Property purchasable or issuable upon the exercise of this Option, unless and until this Option is exercised and the purchase price for the Designated Property has been paid in full.

         8. The Option is conditioned upon the acceptance of this Agreement by the Participant as evidenced by the return of an executed copy to the Committee no later than ten days after the Grant Date.

         9. Except to the extent governed by federal law, the Option and this Agreement shall be construed and interpreted according to and governed in all respects by the laws of the State of Ohio without regard to the choice of law principles of such state.

BRUSH WELLMAN INC.


By:_______________________________             Date:____________________________
     [NAME, TITLE]


I, the undersigned Participant, hereby acknowledges that I have received from Brush Wellman Inc. the following: (1) a copy of the Brush Wellman Inc. Key Employee Share Option Plan; (2) a copy of the Trust Agreement for Brush Wellman Inc. Key Employee Share Option Plan; and (3) a copy of the Prospectus dated _____________, 1998 for the Brush Wellman Inc. Key Employee Share Option Plan.

I, the undersigned Participant, hereby acknowledge that in accepting this Agreement I am not relying upon any advice or representation or information provided by Brush Wellman Inc., the Committee, or their affiliates, except as described in the KESOP Election Form to which this Agreement pertains.


__________________________________             Date:____________________________
[PARTICIPANT NAME], Participant

                               BRUSH WELLMAN INC.
                         KEY EMPLOYEE SHARE OPTION PLAN

                                    PREAMBLE
                                    --------

         Brush Wellman Inc. (the "Corporation") hereby establishes the Brush Wellman Inc. Key Employee Share Option Plan (the "Plan"), effective as of the date specified herein.

         The purpose of the Plan is to provide a vehicle for the payment of compensation to participating key executives in the form of nonqualified options. The Plan is intended to be a nonqualified stock option plan within the meaning of Section 83 of the Internal Revenue Code, as amended, and is not intended to be covered by the provisions of the Employee Retirement Income Security Act of 1974, as amended.

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         As used in this Plan, the following capitalized words and phrases have the meanings indicated, unless the context requires a different meaning:

         1.1 "BENEFICIARY" means the person or persons who, pursuant to the Plan, are entitled to exercise Options after a Participant's death.

         1.2 "BOARD OF DIRECTORS" or "BOARD" means the board of directors of the Corporation.

         1.3 "BUSINESS DAY" means any day on which the Corporation's headquarters offices are open and on which the New York Stock Exchange is open for trading.

         1.4 "CODE" means the Internal Revenue Code of 1986, any amendments thereto, and any regulations or rulings issued thereunder.

         1.5 "COMMITTEE" means the Organization and Compensation Committee of the Board of Directors, or any successor to such committee, or with respect to any period during which no such committee or successor is acting, the Board of Directors.

         1.6 "CORPORATION" means Brush Wellman Inc. and any successor thereto.

         1.7 "DESIGNATED PROPERTY" means shares of regulated investment companies or any other property, except for cash, cash equivalents, or securities of the Corporation or its affiliates, designated by the Committee as subject to purchase through the exercise of an Option.

         1.8 "EFFECTIVE DATE" means May 5, 1998.

         1.9 "EMPLOYEE" means any individual who is a salaried employee of the Corporation or a Subsidiary.

         1.10 "EXERCISE DATE" means, with respect to any Option, the date determined under Section 3.2.

         1.11 "EXERCISE PRICE" means the price that a Participant must pay upon exercise of an Option.

         1.12 "FAIR MARKET VALUE" means the closing price of the Designated Property reflected in The Wall Street Journal, or other recognized market source, as determined by the Committee, on the applicable date of reference thereunder, or if there is no sale on such date, then the closing price on the last previous day on which a sale is reported.

         1.13 "GRANT DATE" means, with respect to any Option, the date on which an Option first becomes effective, which date will not be earlier than the date on which the Committee takes action to award the Option.

         1.14 "OPTION" means the right of a Participant, granted by the Corporation in accordance with the terms of this Plan, to purchase Designated Property from the Corporation at the Exercise Price established under Section 2.3.

         1.15 "OPTION AGREEMENT" means an agreement the form of which has been approved by the Committee that has been executed by the Corporation and by a Participant to whom an Option has been awarded, acknowledging the issuance of the Option(s) and setting forth any terms that are not specified in this Plan.

         1.16 "PARTICIPANT" means any individual who has received an Option in accordance with Section 2.2, which Option has not expired and has not been exercised.

         1.17 "PLAN" means the Brush Wellman Inc. Key Employee Share Option Plan, as set forth herein and as from time to time amended.

         1.18 "SUBSIDIARY" means a corporation in which on the Grant Date of an Option the Corporation owns or controls directly or indirectly more than 50% of the total combined voting power represented by all classes of stock issued by such corporation.

         1.19 "TERMINATION OF EMPLOYMENT" means a Participant's separation from the service of the Corporation and all Subsidiaries or other affiliates of the Corporation for any reason.

         1.20 "TRUST" means the trust that may be established pursuant to
Article VI to hold Designated Property that is subject to purchase through the exercise of an Option.

         1.21 "TRUST AGREEMENT" means an agreement setting forth the terms of the Trust, which agreement will be substantially in the form attached hereto as Exhibit A.

         1.22 "TRUST FUND" means property that is held in the Trust.

         1.23 "TRUSTEE" means the persons or institution acting as trustee of the Trust.

         1.24 RULES OF CONSTRUCTION

         1.24.1 GOVERNING LAW. The construction and operation of this Plan are governed by the laws of the State of Ohio.

         1.24.2 HEADINGS. The headings of Articles, Sections and Subsections are for reference only and are not to be utilized in construing the Plan.

         1.24.3 GENDER. Unless clearly inappropriate, all pronouns of whatever gender refer indifferently to persons or objects of any gender.

         1.24.4 SINGULAR AND PLURAL. Unless clearly inappropriate, singular terms refer also to the plural number and vice versa.

         1.24.5 SEVERABILITY. If any provision of this Plan is held to be illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and to be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision did not exist.

                                   ARTICLE II

                                AWARD OF OPTIONS
                                ----------------

         2.1 ELIGIBILITY FOR AWARDS. Awards of Options may be made to any Employee selected by the Committee from the executive officers and other key employees who occupy senior managerial or professional positions. In making this selection and in determining the form and amount of Options the Committee will consider any factors it deems relevant.

         2.2 AWARDING OF OPTIONS. The recipients of Options are determined from time to time by the Committee. No Committee member may take part in any way in determining any award of Options to himself. The Committee may condition the award and/or effectiveness of any Option on the surrender by the Participant of his right to receive salary, bonus, or other cash compensation otherwise payable in the future by the Corporation or a Subsidiary to the Participant. Awards become effective as of the Grant Date. No award of an Option will become effective, however, unless the Participant timely executes and returns to the Committee the Option Agreement with respect to the Option. Awards may be made at any time on or after the Effective Date and prior to the termination of the Plan.

         2.3 SELECTION OF DESIGNATED PROPERTY; EXERCISE PRICE; OTHER TERMS. When an Option is awarded, the Committee will specify the Designated Property that may be purchased by exercise of the Option and the Grant Date and will fix any terms of the Option not specified in the Plan. On the day the Option is awarded, the Designated Property that may be purchased by exercising the Option must be, and must be expected as of the Grant Date to be, readily tradable on an established market or consist wholly of interests in property that is readily tradable on an established market. The Exercise Price of any Option will equal twenty-five percent (25%) of the Fair Market Value of the Designated Property on the Grant Date.

         2.4 EFFECT OF CASH DIVIDENDS AND CASH DISTRIBUTIONS ON DESIGNATED PROPERTY. As of the first Business Day of each calendar year, an Option will be granted automatically with respect to any cash dividends or other cash distributions occurring during the immediately preceding calendar year with respect to Designated Property purchasable under an Option the Grant Date of which coincided with or preceded the date of occurrence of such cash dividends or cash distributions that has not expired or been exercised as of such first Business Day (the aggregate of such cash dividends and cash distributions occurring during such immediately preceding calendar year being hereinafter referred to as the "Additional Amount") in favor of the Participant holding such unexercised Option on terms identical to those set forth in the Option Agreement pertaining to such unexercised Option, except that the Grant Date of such automatically granted Option will be such first Business Day of such calendar year and the amount of Designated Property purchasable under such automatically granted Option will be the amount of Designated Property that could be purchased, based on the Fair Market Value on such Grant Date of such Designated Property, with an amount equal to the Additional Amount divided by three fourths (3/4). If as of the first Business Day of such calendar year the applicable Designated Property (of the same kind) is not reasonably available, the provisions of Section 2.5 will apply.

         2.5 SUBSTITUTION OF OTHER PROPERTY FOR DESIGNATED PROPERTY; ADJUSTMENTS. At any time after the award of an Option, the Committee may make or provide for such adjustments in the amount of Designated Property purchasable under the Option, the Exercise Price, and the kind of Designated Property covered thereby, as the Committee may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights under the Option that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure with respect to the Designated Property purchasable under the Option, or (b) any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities with respect to the Designated Property purchasable under the Option or any other transaction or event having an effect similar to any of the foregoing. In the event of any such Committee action, the Committee may provide in substitution for the Option such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of the Option so replaced. At any time after the award of an Option, the Committee may substitute other Designated Property of equal Fair Market Value as of the effective date of such substitution for the Designated Property previously subject to that Option. Any such substitution will be effective prospectively only. After any adjustment or substitution described in this Section 2.5, such Option will not be exercisable for a period of 184 days and the period during which such Option may be exercised as provided for under Section 3.1 will be extended by 184 days, except that in no event will any such extension result in an Option being exercisable after the fifth anniversary of the original term of exercisability thereof determined under Section 3.1 and in the event an adjustment or substitution would otherwise result in an extension of exercisability after such fifth anniversary, no period of nonexercisability will result from such adjustment or substitution. In the event of any such adjustment or substitution, the Committee will as soon as practicable after such action provide written notice thereof to the Participant.

         2.6 ACQUISITION OF DESIGNATED PROPERTY; TRUST. If the Corporation acquires Designated Property purchasable upon the exercise of an Option, such Designated Property must:

         (a) not be subject to any security interest, whether or not perfected, or to any option or contract under which any other person may acquire any interest in it; and

         (b) be readily tradable on an established market or consist wholly of interests in property that is readily tradable on an established market.

Upon the grant of an Option, the Corporation may acquire Designated Property and may contribute it to the Trust, and/or make a contribution to the Trust and the Trustee may be instructed to acquire the Designated Property. At the time contributed to the Trust, any Designated Property will not be subject to any security interest, whether or not perfected, or to any option or contract under which any other person may acquire any interest in it, except as otherwise provided in Section 6.2.

                                   ARTICLE III

                               EXERCISE OF OPTIONS
                               -------------------

         3.1 PERIOD FOR EXERCISE OF OPTIONS. Except as otherwise provided in the Plan, Options may be exercised by a Participant at any time during the period beginning on the 184th day after the Grant Date and ending on the earlier of:

                  (a) the third anniversary of the date of the Participant's Termination of Employment;
                           or
                  (b)      the fifteenth anniversary of the Grant Date.

Notwithstanding the foregoing, if the Participant is or may be an employee whose remuneration from the Corporation is subject to Section 162(m) of the Code, as determined by the Committee, the Committee may condition, limit and/or delay the exercise of such Participant's Options in such manner as the Committee may in good faith determine to be necessary or desirable in order to prevent disallowance of the Corporation's deductions by reason of Section 162(m) of the Code with respect to the exercise of such Options.

Except as provided in Section 3.4, an Option may not be exercised during a Participant's lifetime except by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law and court supervision, or if the Committee determines that the Participant is unable to care for his affairs because of mental or physical disability the Committee may permit a person determined by the Committee to be the duly authorized attorney-in-fact of the Participant under a written power of attorney to exercise the Option on the Participant's behalf. If a Participant dies before all of his Options have been exercised, any Options that remain outstanding may be exercised by his Beneficiary, subject to all of the terms, conditions, and restrictions applicable to the Option as set forth in the Plan and the Option Agreement, except that the right of a Beneficiary to exercise any Option ceases on the last day on which the Participant could have exercised the Option had his death not occurred or the first anniversary of the Participant's date of death, whichever is earlier. References in the Plan to a Participant will be construed to refer to a deceased Participant's Beneficiary as appropriate.

Any Option that has not been exercised by the close of business on the last day provided for under the Plan or in the Option Agreement for the exercise thereof (or under any extension thereof) will expire automatically and will not thereafter be exercisable.

         3.2 PROCEDURE FOR EXERCISING OPTION. A Participant may exercise an Option by giving written notice to the Committee. Such written notice of exercise must be in such form as the Committee may require, must be properly completed and include the Option Agreement for each Option to be exercised, and must be mailed or delivered to the Committee as provided in Section 7.4. Options may be exercised in any combinations or amounts subject to the restrictions set forth in the Plan, except that the Committee may from time to time require a minimum number of Options to be exercised at one time, but such minimum number will not be designed to impose any substantial restriction on a Participant's ability to exercise Options. In no case may part of an Option be exercised. Except as otherwise provided in the Plan or in any Option Agreement, the "Exercise Date" of an Option will be the first Business Day on which the Committee is in actual receipt of the written notice of exercise. Upon exercise of an Option, the Participant must pay the Exercise Price of the Option to the Corporation. The consideration to be paid in satisfaction of the Exercise Price will be cash in the form of currency, check, or other cash equivalent, in each case acceptable to the Corporation. The Exercise Price must be paid in full before delivery of the Designated Property will be made in accordance with
Section 3.5.

         3.3 INALIENABILITY OF OPTIONS. Except as otherwise provided in Section 3.4, no Option granted under this Plan may be transferred, assigned or alienated, except as provided herein, and no Option will be subject to execution, attachment or similar process, and any attempt to transfer, assign, alienate, execute upon, attach, or subject to process any Option will be void ab initio.

         3.4 PERMITTED TRANSFERS. A Participant may at any time prior to his death, assign all or any portion of an Option to any one or more members of the Participant's "Immediate Family" (as defined in Rule 16a-1(e) under the Securities Exchange Act of 1934) or to one or more trusts established solely for the benefit of one or more members of the Participant's Immediate Family or to one or more partnerships in which the only partners are members of the Participant's Immediate Family. Any such assignment will be effective, however, only if it is expressly approved in writing by the Committee, the Participant receives no consideration for the assignment, and the assignment is evidenced by an appropriate written document executed by the Participant, and delivered to the Committee on or before the effective date of the assignment. In the event of such assignment, the permitted assignee will be entitled to (and the Participant will not be entitled to) all of the rights of the Participant with respect to the assigned Option, and such portion of the Option will continue to be subject to all of the terms, conditions, and restrictions applicable to the Option, as set forth in the Plan and the Option Agreement. References in the Plan to a Participant who has properly effected such an assignment will be construed to refer to such Participant's assignee as appropriate.

         3.5 DELIVERY OF DESIGNATED PROPERTY. Following the Exercise Date and receipt by the Corporation of the Exercise Price, the Corporation will deliver or cause to be delivered the Designated Property then being purchased to the Participant. The Corporation will use its reasonable best efforts to deliver the Designated Property to the Participant, or to cause such delivery of the Designated Property to the Participant to occur within ten Business Days after receipt by the Corporation of the Exercise Price, or, if later than ten Business Days after receipt by the Corporation of the Exercise Price as soon as reasonably practicable thereafter. The Corporation will not, however, be required to issue any fractional shares of Designated Property, and the Committee may provide for the elimination of fractions or for the settlement thereof in cash. In the event that the listing, registration or qualification of the Option or the Designated Property on any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the exercise of the Option, then the Option will not be exercised in whole or in part until such listing, registration, qualification, consent or approval has been effected or obtained.

         3.6 TAX WITHHOLDING. Whenever Designated Property is to be delivered upon exercise of an Option under the Plan, the Corporation will require as a condition of such delivery (a) a cash payment to the Corporation by the Participant, in the form of currency, check, or other cash equivalent, in each case acceptable to the Corporation, of an amount determined by the Corporation to be sufficient to satisfy all federal, state, local, foreign or other tax withholding requirements related thereto, (b) the withholding of such amount from compensation otherwise due to the Participant, or (c) any combination of the foregoing. As soon as practicable following receipt by the Corporation of a properly completed notice of exercise of an Option from a Participant, the Corporation will notify the Participant of the withholding amount determined by the Corporation.

         3.7 BENEFICIARY. The Committee may permit a Participant to designate a Beneficiary on a form therefor prescribed by the Committee on which the Participant may designate a Beneficiary (and change a previous designation) by filing the prescribed form with the Committee. If so prescribed by the Committee, such form may allow the designation of multiple Beneficiaries and/or a successor Beneficiary or successor Beneficiaries and may allow different Beneficiaries to be designated by the same Participant for different Options. The consent of any current Beneficiary is not required for a change of Beneficiary, and no Beneficiary has any rights under this Plan except as are provided by its terms. The rights of a Beneficiary who predeceases the Participant who designated him immediately terminate. Unless a Beneficiary has been designated in accordance with this Section 3.7 and such Beneficiary survives the Participant, the Beneficiary of any Participant is his estate.



                                   ARTICLE IV

                      AMENDMENT OR TERMINATION OF THE PLAN
                      ------------------------------------

         4.1 CORPORATION'S RIGHT TO AMEND OR TERMINATE PLAN. The Board may, in its sole discretion, at any time and from time to time, amend, in whole or in part, any of the provisions of this Plan or may terminate it as a whole or with respect to any Participant or group of Participants. Any such amendment or termination by the Board is binding upon all affected Participants and Beneficiaries, the Committee, and all other parties in interest. Any action of the Board amending or terminating the Plan becomes effective as of the date specified therein. Any action of the Board amending or terminating the Plan will not affect adversely any Option awarded prior to such action of the Board, except for amendments that would be permissible amendments if made by the Committee to an Option Agreement under Section 4.2(a), Section 4.2(b), or
Section 4.2(d). The Board will provide written notice of any such amendment or termination of the Plan to the Committee and any affected Participant as soon as practicable following the adoption of such amendment or termination.

         4.2 AMENDMENT OF OPTIONS. An Option Agreement may be amended, in whole or in part, by the Committee at any time and from time to time if the Committee determines that an amendment is equitably required as a result of:

         (a) any addition to or change in the Code or any other law or regulation that occurs after the Grant Date and that affects the Option,

         (b) any adjustment or substitution of Designated Property pursuant to Section 2.5,

         (c) any Plan amendment or termination pursuant to Section 4.1, provided that the amendment does not materially affect the terms, conditions and restrictions applicable to the Option, or

         (d)      any circumstances not specified in Paragraphs (a), (b), or
                  (c), with the consent of the Participant.

Any such amendment by the Committee is binding upon the affected Participant, any Beneficiary of the Participant, and all other parties in interest. The Committee will provide written notice to the affected Participant as soon as practicable after the Committee action amending the Option Agreement.

                                    ARTICLE V

                                 ADMINISTRATION
                                 --------------

         5.1 THE COMMITTEE. The Plan will be administered by the Committee. The Committee will act by a majority of its members at the time in office and may take action either by vote at a meeting or by consent in writing without a meeting. All authority, powers and responsibilities of the Committee under the Plan will be exercised by the Committee in its sole discretion.

         5.2 POWERS OF THE COMMITTEE. For purposes of the Plan, the Committee will have, in addition to any other powers conferred by the Plan or by law, the following powers:

         (a) to maintain all records necessary for the administration of the Plan;

         (b) to prescribe, amend, and rescind rules for the administration of the Plan to the extent not inconsistent with the terms thereof;

         (c) to appoint such individuals and subcommittees as it deems desirable for the conduct of its affairs and the administration of the Plan;

         (d) to delegate to officers or employees of the Corporation who are not Participants, part or all of its authority, powers, and responsibilities under the Plan, upon such terms as it deems advisable;

         (e) to employ counsel, accountants actuaries, and other consultants to aid in exercising its powers and carrying out its duties under the Plan; and

         (f) to perform any other acts necessary and proper for the conduct of its affairs and the administration of the Plan.

         5.3 DETERMINATIONS BY THE COMMITTEE. The Committee will interpret and construe the Plan and the Option Agreements, and its interpretations and determinations will be conclusive and binding on all Participants, Beneficiaries and any other persons claiming an interest under the Plan or any Option Agreement.

         5.4 INDEMNIFICATION OF THE COMMITTEE. The Corporation will indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of such member's action or failure to act in such capacity, excepting only expenses and liabilities arising out of such member's own willful misconduct or gross negligence.

         (a) Expenses and liabilities against which a member of the Committee is indemnified hereunder will include, without limitation, the amount of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought against him or the settlement thereof.

         (b) This right of indemnification will be in addition to any other rights to which any member of the Committee may be entitled.

         (c) The Corporation may, at its own expense, settle any claim asserted or proceeding brought against any member of the Committee when such settlement appears to be in the best interests of the Corporation, with such member's consent which will not be unreasonably withheld.

         5.5 EXPENSES OF THE COMMITTEE. The members of the Committee will serve without compensation for services as such. All expenses of the Committee will be paid by the Corporation.

                                   ARTICLE VI

                                TRUST PROVISIONS
                                ----------------


         6.1 ESTABLISHMENT OF THE TRUST. The Trust may be established to hold Designated Property. Except as otherwise provided in the Trust Agreement, no portion of the Trust Fund will be used for any purpose other than the delivery of Designated Property pursuant to the exercise of an Option, and the payment of expenses of the Trust.

         6.2 TRUST STATUS. The Trust is intended to be a grantor trust, within the meaning of section 671 of the Code, of which the Corporation is the grantor, and this Plan is to be construed in accordance with that intention. Notwithstanding any other provision of this Plan, the Trust Fund will remain the property of the Corporation and will be subject to the claims of its creditors in the event of its bankruptcy or insolvency. No Participant or person claiming through a Participant will have any priority claim on the Trust Fund or any security interest or other right superior to the rights of a general creditor of the Corporation.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         7.1 NO RIGHTS TO DESIGNATED PROPERTY. Neither the Participant nor any person claiming through the Participant will be, or will have any of the rights and privileges of, a stockholder or owner with respect to any Designated Property purchasable upon the exercise of an Option, prior to the exercise of such Option.

         7.2 NO RIGHT TO CONTINUED EMPLOYMENT. Nothing contained in the Plan will be deemed to give any person the right to be retained in the employ of the Corporation or any Subsidiary or their affiliates, or to interfere with the right of the Corporation or any Subsidiary or their affiliates to discharge any person at any time without regard to the effect that such discharge will have upon such person's rights or potential rights, if any, under the Plan.

         7.3 RELATION TO OTHER BENEFITS. Any economic or other benefit to the Participant under the Plan or any Option will not be taken into account in determining any benefits under any profit-sharing, retirement or other benefit or compensation plan or arrangement maintained by the Corporation or a Subsidiary or their affiliates and will not affect the amount of any life insurance


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
coverage available under any life insurance plan or arrangement covering employees of the Corporation or a Subsidiary or their affiliates, except to the extent provided under such plan or arrangement.

         7.4 NOTICES. Unless otherwise specified in an Option Agreement, any notice to be provided under the Plan to the Committee will be mailed (by certified mail, postage prepaid) or delivered to the Committee in care of the Corporation at its executive offices, and any notice to the Participant will be mailed (by certified mail, postage prepaid) or delivered to the Participant at the current address shown on the payroll records of the Corporation. No notice will be binding on the Committee unless received by the Committee, and no notice will be binding on the Participant unless received by the Participant. Any such notice will be deemed to be given only on the date received.



         IN WITNESS WHEREOF, Brush Wellman Inc. has caused these presents to be executed by its duly authorized officer by authority of its Board of Directors this ____ day of __________________ , 1998.

                                             BRUSH WELLMAN INC.


                                             By:________________________________




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